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                                                                     Exhibit 8.2

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               Four Times Square
                            New York, New York 10036

                                                                 August 14, 2001

Deere & Company
One John Deere Place
Moline, Illinois 61265

                     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to you, Deere & Company ("Deere"), in connection with the proposed merger (the "Merger") of Richton International Corporation, a Delaware corporation ("Richton"), with and into Green Mergersub, Inc., a Delaware corporation and newly-formed, wholly-owned subsidiary of Deere ("Acquisition Sub"), pursuant to the Agreement and Plan of Merger, dated as of May 29, 2001, by and among Richton, Deere and Acquisition Sub (the "Agreement"). This opinion is being furnished in connection with the combined proxy statement of Richton and prospectus of Deere (the "Proxy Statement/Prospectus") which is included in Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

   In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Proxy Statement/Prospectus, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that the Merger will be consummated in accordance with the Agreement. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.

   Based upon the foregoing, although the discussion in the Proxy Statement/Prospectus under the captions "Summary of the Proxy Statement/Prospectus--Material United States Federal Income Tax Consequences of the Merger" and "The Merger--Material United States Federal Income Tax Consequences of the Merger" does not purport to discuss all of the anticipated United States federal income tax consequences of the Merger, it is our opinion that such discussion constitutes in all material respects a fair and accurate summary of the anticipated United States federal income tax consequences of the Merger under existing law. There can be no assurance that contrary positions may not be asserted by the IRS.

   This opinion is being furnished in connection with the Proxy
Statement/Prospectus. You may rely upon and refer to the foregoing opinion in the Proxy Statement/Prospectus. Any variation or difference in any fact from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.
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Deere & Company
August 14, 2001
Page 2

   In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the captions referenced above as well as the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

   Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

                                       Very truly yours,

                                       /s/ Skadden, Arps, Slate, Meagher &
                                    Flom LLP